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                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           OCEANIC EXPLORATION COMPANY

         Oceanic Exploration Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

         1. The name of the Corporation is Oceanic Exploration Company. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on December 9, 1968.

         2. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

         3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

         4. The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

         FIRST. The name of the Corporation is OCEANIC EXPLORATION COMPANY (the "Corporation").

         SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

         FOURTH. The Corporation is authorized to issue two classes of shares of stock, to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares that this Corporation shall have authority to issue is Fifty Million Six Hundred Thousand (50,600,000). The authorized number of shares of Preferred Stock shall be Six Hundred Thousand (600,000), and the par value of each of such shares of Preferred Stock shall be Ten Dollars ($10.00). The number of authorized shares of Common Stock shall be Fifty Million (50,000,000), and the par value of each of such shares of Common Stock shall be Six and One-Quarter Cents (6 1/4 cents).

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to fix the designations, preferences and relative,



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participating, optional or other special rights and qualifications, limitations or restrictions on the shares of any such series of Preferred Stock, all as provided in the DGCL, including without limitation, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation rights or other rights upon any distribution of the assets of the Corporation, and the number of shares constituting any such series, or any or all of them; and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of such series. In case the number of such shares shall be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the Board of Directors resolution originally fixing the number of shares of such series.

         FIFTH. The Corporation is to have perpetual existence.

         SIXTH. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal by-laws of the Corporation.

         SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

         EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholder or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         NINTH. Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

         TENTH. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:



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         1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         2. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         3. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any by-laws adopted by the stockholders; provided, however, that no by-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such by-laws had not been adopted.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed and attested to this ____ day of November, 2002.


                                      OCEANIC EXPLORATION COMPANY



                                      By:
                                         ---------------------------------------
                                         Charles N. Haas
                                         President
ATTEST:



------------------------
Secretary





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